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                                                                 EXHIBIT 10.1(a)

                                   SCHEDULE

                                      TO

                      EXHIBIT 10.9 - SEVERANCE AGREEMENT


Horace Mann Educators Corporation entered into severance agreements on the date shown with the following persons. These agreements are identical to the one included herein as Exhibit 10.9.


                  Paul Kardos      -    December 27, 1991
                  Larry Becker     -    December 27, 1991
                  George Zock      -    December 27, 1991
                  H. Albert Inkel  -    December 27, 1991
                  Ann Caparros     -    March 07, 1994


Horace Mann Educators Corporation entered into severance agreements on the date shown with the following persons. These agreements are substantially identical to the one included herein as Exhibit 10.9 except that they provide (1) a one-time cash payment equal to 2 times the highest annual compensation received by the employee in the five preceding years (as compared to 2.9 times) and (2) the specified period during which such employee's insurance benefits would continue is 2 years (as compared to 2.9 years):


                  A. Thomas Arisman     -    December 27, 1991
                  Valerie Chrisman      -    December 27, 1991
                  Bret Conklin          -    July 01, 1998
                  Roger Fisher          -    December 27, 1991
                  J. Michael Henderson  -    September 02, 1997
                  William Hinkle        -    July 19, 1999
                  Robert Lee            -    July 19, 1999
                  Michael Orr           -    July 19, 1999
                  Francis Purcell       -    December 27, 1991
                  Michael Vignola       -    March 16, 1998
                  Walter Stooksbury     -    December 27, 1991